Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2019 Results

•	Full year 2019 revenue, net loss and adjusted EBITDAA of $832.9 million, $(217.8) million and $113.0 million, respectively

•	Full year 2019 basic EPS of $(7.43) and $0.32 adjusted basic EPSB

•	Full year 2019 cash flow from operations of $101.3 million

•	As of December 31, 2019, cash and cash equivalents of $93.0 million

•	Revenue, net loss and adjusted EBITDA of $163.4 million, $(220.5) million and $11.6 million, respectively for the fourth quarter of 2019

•	Fourth quarter 2019 basic EPS of $(7.51) and $(0.57) adjusted basic EPS

HOUSTON, March 9, 2020 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2019 revenues of $163.4 million, net loss of $(220.5) million and adjusted EBITDA of $11.6 million. The fourth quarter net loss of $(220.5) million, or $(7.51) per basic share, includes intangible assets, PP&E and goodwill impairments of $106.3 million associated with the Coiled Tubing service line and an intangible asset impairment of $95.0 million associated with the Completion Tools service line. For the fourth quarter 2019, adjusted net lossD was $(16.8) million, or $(0.57) adjusted basic earnings per share. During the fourth quarter, the Company generated ROICc of -3%.

The Company had provided original fourth quarter 2019 revenue guidance between $150.0 and $160.0 million and adjusted EBITDA guidance between $11.0 and $15.0 million, with actual results for revenue outperforming Management’s original guidance range and results for adjusted EBITDA falling within Management’s original guidance.

“The fourth quarter was as anticipated, with revenue outperforming and adjusted EBITDA falling within Management’s original guidance range,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Additionally, we continued our strong working capital management into Q4, ending the year with a cash balance of $93.0 million even with interest, capex and the retention bonus associated with the Magnum acquisition during the fourth quarter.”

“As expected, we saw drilling and completion activity decline in Q4 due to holidays, weather and budget exhaustion. Market share for Nine remained stable across the majority of service lines, but we did see full quarter realizations of Q3 pricing concessions, which led to the majority of the margin compression quarter over quarter. Coiled Tubing has been the hardest hit service line from a pricing and activity perspective due to an over-supply of large diameter units coming into the market, coupled with a decrease in activity across regions.”

“Despite a very tough market in 2019, the execution of our strategic initiatives throughout the year has been very successful. We effectively commercialized our low-temperature dissolvable plug for Q1 2020, which continues to be run and trialed with many customers across multiple basins, providing Nine a first-mover advantage in the low-temp dissolvable market. Additionally, the timeline for our new high-temp dissolvable and composite plug remain on schedule. These technology developments were accomplished in large part because of our acquisition of Magnum and collaboration between both legacy teams around both IP design and materials science. We also successfully completed the sale of our Production Solutions segment, and closed wireline operations in Canada, which will be accretive to ROIC, adjusted EBITDA margins and cash generation. Our operational teams were able to once again prove their ability to grow market share in a declining activity environment, with Nine’s percentage of U.S. stages completed increasing over 100 basis points in 2019. I am also extremely proud of our employees as Nine ended the year with the lowest and best TRIR safety score in the Company’s history at 0.77.”

“Throughout 2018 and 2019 we re-shaped the Company to align with our strategy of being asset-light and building additional barriers to entry, which we believe will enable us to increase profitability, expand margins and increase free cash flow for the future. We have just begun to see our thesis materialize with strong cash generation in the second half of 2019, which we anticipate continuing into 2020 and beyond. 2020 capex will decrease by over 60%, which will serve as a sustainable run-rate as we transition the derivation of more of our top-line revenue contribution from completion tools.”

“Q1 2020 is off to a slower start versus this time in 2019, and we anticipate Q1 2020 being relatively flat to Q4 2019. Despite market conditions, we are very optimistic about Nine’s opportunity to differentiate with our unique positioning in the market to grow within our tools business. Our team has and will remain focused on driving value for our shareholders, customers and employees and will continue to follow our returns-based growth strategy into 2020.”

For the year ended December 31, 2019, the Company reported revenues of $832.9 million, net loss of $(217.8) million and adjusted EBITDA of $113.0 million. Full year 2019 adjusted net income was $9.4 million, or $0.32 per adjusted basic share. For the year ended December 31, 2019, the Company generated ROIC of 6%.

Completion Solutions

During the fourth quarter of 2019, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services, reported revenues of $163.4 million and adjusted gross profitE of $23.4 million.

For the year ended December 31, 2019, the Company’s Completion Solutions segment reported revenues of $774.7 million and adjusted gross profit of $154.5 million.

Other Financial Information

During the fourth quarter of 2019, the Company reported selling, general and administrative (“SG&A”) expense of $20.3 million, compared to $19.2 million for the third quarter of 2019. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2019 was $15.4 million, compared to $16.8 million for the third quarter of 2019.

For the year ended December 31, 2019, the Company reported SG&A expense of $81.3 million, compared to year ended December 31, 2018 SG&A expense of $73.1 million. For the year ended December 31, 2019, the Company reported D&A expense of $68.9 million, compared to year ended December 31, 2018 D&A expense of $63.8 million.

The Company recognized an income tax benefit of approximately $2.3 million in the fourth quarter of 2019 and an overall income tax benefit for the year of approximately $3.9 million, resulting in an effective tax rate of 1.8% for 2019. The fourth quarter income tax benefit was primarily attributable to a change in the Company’s deferred taxes due to the impairment associated with our Coiled Tubing and Completion Tools service lines. Cash tax expense for 2019 was approximately $0.4 million.

Liquidity and Capital Expenditures

For the year ended December 31, 2019, the Company reported net cash provided by operating activities of $101.3 million compared to the year ended December 31, 2018 net cash provided by operating activities of $89.6 million.

During the fourth quarter of 2019, total capital expenditures were $14.9 million, of which approximately 18% related to maintenance capital expenditures, compared to total capital expenditures of $10.0 million for the third quarter of 2019. For the year ended December 31, 2019, the Company reported total capital expenditures of $62.1 million of which approximately 22% related to maintenance capital expenditures, which fell within Management’s original guidance, compared to the year ended December 31, 2018 total capital expenditures of $52.6 million. Approximately $4.8 million in 2019 capital expenditures are delayed into 2020.

As of December 31, 2019, Nine’s cash and cash equivalents were $93.0 million and the Company had $99.2 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $192.2 million as of December 31, 2019.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Monday, March 9, 2020 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 23, 2020 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13697764.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the

Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Revenues	$163,410	$202,305	$832,937	$827,174
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	139,985	166,849	669,979	639,298
General and administrative expenses	20,348	19,222	81,327	73,078
Depreciation	10,972	12,196	50,544	54,257
Amortization of intangibles	4,442	4,609	18,367	9,558
Impairment of property and equipment	66,200	—	66,200	45,694
Impairment of goodwill	20,273	—	20,273	12,986
Impairment of intangibles	114,804	—	114,804	19,065
(Gain) loss on revaluation of contingent liabilities	(486)	(5,771)	(21,187)	3,262
Loss on sale of subsidiaries	62	15,834	15,896	—
(Gain) loss on sale of property and equipment	261	(466)	(538)	(1,731)

Loss from operations	(213,451)	(10,168)	(182,728)	(28,293)
Interest expense	9,830	9,843	39,770	22,939
Interest income	(421)	(111)	(860)	(624)

Loss before income taxes	(222,860)	(19,900)	(221,638)	(50,608)
Provision (benefit) for income taxes	(2,339)	727	(3,887)	2,375

Net loss	$(220,521)	$(20,627)	$(217,751)	$(52,983)
Loss per share
Basic	$(7.51)	$(0.70)	$(7.43)	$(2.17)
Diluted	$(7.51)	$(0.70)	$(7.43)	$(2.17)
Weighted average shares outstanding
Basic	29,367,436	29,361,633	29,308,107	24,411,213
Diluted	29,367,436	29,361,633	29,308,107	24,411,213
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$115	$(179)	$376	$(1,159)

Total other comprehensive income (loss), net of tax	115	(179)	376	(1,159)

Total comprehensive loss	$(220,406)	$(20,806)	$(217,375)	$(54,142)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	At December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$92,989	$63,615
Accounts receivable, net	96,889	154,783
Income taxes receivable	660	—
Inventories, net	60,945	91,435
Prepaid expenses and other current assets	17,434	15,717
Notes receivable from shareholders	—	7,626

Total current assets	268,917	333,176
Property and equipment, net	128,604	211,644
Definite-lived intangible assets, net	147,991	173,451
Goodwill	296,196	307,804
Indefinite-lived intangible assets	1,000	108,711
Other long-term assets	8,187	6,386

Total assets	$850,895	$1,141,172

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$35,490	$46,132
Accrued expenses	24,730	61,434
Current portion of capital lease obligations	995	665
Income taxes payable	—	57

Total current liabilities	61,215	108,288
Long-term liabilities
Long-term debt	392,059	424,978
Deferred income taxes	1,588	5,915
Long-term capital lease obligations	2,201	2,330
Other long-term liabilities	3,955	4,838

Total liabilities	461,018	546,349
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 30,555,677 and 30,163,408 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	306	302
Additional paid-in capital	758,853	746,428
Accumulated other comprehensive loss	(4,467)	(4,843)
Accumulated deficit	(364,815)	(147,064)

Total stockholders’ equity	389,877	594,823

Total liabilities and stockholders’ equity	$850,895	$1,141,172

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(217,751)	$(52,983)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	50,544	54,257
Amortization of intangibles	18,367	9,558
Amortization of deferred financing costs	2,984	2,966
Provision for (recovery of) doubtful accounts	849	(268)
Provision (benefit) for deferred income taxes	(4,327)	898
Provision for inventory obsolescence	5,148	844
Impairment of property and equipment	66,200	45,694
Impairment of goodwill	20,273	12,986
Impairment of intangibles	114,804	19,065
Stock-based compensation expense	14,057	13,221
Gain on sale of property and equipment	(538)	(1,731)
(Gain) loss on revaluation of contingent liabilities	(21,187)	3,262
Loss on sale of subsidiaries	15,896	—
Loss on equity investment	—	347
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	41,852	(24,972)
Inventories, net	22,545	(15,041)
Prepaid expenses and other current assets	2,395	(5,722)
Accounts payable and accrued expenses	(27,901)	27,156
Income taxes receivable/payable	(294)	(255)
Other assets and liabilities	(2,611)	295

Net cash provided by operating activities	101,305	89,577

Cash flows from investing activities
Acquisitions, net of cash acquired	1,020	(349,986)
Proceeds from sale of subsidiaries	16,914	—
Proceeds from sales of property and equipment	3,702	2,183
Proceeds from property and equipment casualty losses	1,576	1,743
Proceeds from notes receivable payments	7,626	2,941
Purchases of property and equipment	(64,959)	(46,646)

Net cash used in investing activities	(34,121)	(389,765)

Cash flows from financing activities
Proceeds from revolving credit facilities	10,000	35,000
Payments on revolving credit facilities	(45,000)	(96,182)
Proceeds from Senior Notes	—	400,000
Proceeds from term loan	—	125,000
Payments on term loans	—	(270,975)
Payments on capital leases	(903)	(128)
Payments of contingent liabilities	(374)	(3,445)
Proceeds from issuance of common stock in IPO, net of offering costs	—	171,450
Proceeds from other issuances of common stock	—	300
Proceeds from exercise of stock options	15	2,905
Vesting of restricted stock	(1,643)	(927)
Cost of debt issuance	—	(16,307)

Net cash provided by (used in) financing activities	(37,905)	346,691

Impact of foreign currency exchange on cash	95	(401)

Net increase in cash and cash equivalents	29,374	46,102
Cash and cash equivalents
Beginning of period	63,615	17,513

End of period	$92,989	$63,615

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Revenues
Completion Solutions	$163,410	$186,252	$774,665	$745,316
Production Solutions	—	16,053	58,272	81,858

	$163,410	$202,305	$832,937	$827,174

Cost of revenues (1)
Completion Solutions	$139,985	$152,679	$620,125	$568,497
Production Solutions	—	14,170	49,854	70,801

	$139,985	$166,849	$669,979	$639,298

Adjusted gross profit
Completion Solutions	$23,425	$33,573	$154,540	$176,819
Production Solutions	—	1,883	8,418	11,057

	$23,425	$35,456	$162,958	$187,876

General and administrative expenses	20,348	19,222	81,327	73,078
Depreciation	10,972	12,196	50,544	54,257
Amortization of intangibles	4,442	4,609	18,367	9,558
Impairment of property and equipment	66,200	—	66,200	45,694
Impairment of goodwill	20,273	—	20,273	12,986
Impairment of intangibles	114,804	—	114,804	19,065
(Gain) loss on revaluation of contingent liabilities	(486)	(5,771)	(21,187)	3,262
Loss on sale of subsidiaries	62	15,834	15,896	—
(Gain) loss on sale of property and equipment	261	(466)	(538)	(1,731)

Loss from operations	$(213,451)	$(10,168)	$(182,728)	$(28,293)
Capital expenditures
Completion Solutions	$14,888	$9,146	$59,231	$48,361
Production Solutions	—	804	2,790	3,548
Corporate	—		93	661

	$14,888	$9,950	$62,114	$52,570
Total assets
Completion Solutions	$739,142	$977,633	$739,142	$1,045,643
Production Solutions	—	—	—	35,086
Corporate	111,753	103,950	111,753	60,443

	$850,895	$1,081,583	$850,895	$1,141,172

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Revenue by country
United States	$163,158	$195,400	$814,639	$796,221
Canada and other	252	6,905	18,298	30,953

	$ 163,410	$ 202,305	$832,937	$827,174

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Long-lived assets (2)
United States	$271,791	$351,772	$271,791	$377,623
Canada and other	4,804	6,633	4,804	7,472

	$ 276,595	$ 358,405	$276,595	$385,095

(1)	Excludes depreciation and amortization, shown separately.
(2)	Inclusive of property and equipment and definite-lived intangible assets.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Calculation of gross profit
Revenues	$163,410	$202,305	$832,937	$827,174
Cost of revenues (exclusive of depreciation and amortization shown separately below)	139,985	166,849	669,979	639,298
Depreciation (related to cost of revenues)	8,090	11,994	47,006	53,358
Amortization of intangibles	4,442	4,609	18,367	9,558

Gross profit	$10,893	$18,853	$97,585	$124,960

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$10,893	$18,853	$97,585	$124,960
Depreciation (related to cost of revenues)	8,090	11,994	47,006	53,358
Amortization of intangibles	4,442	4,609	18,367	9,558

Adjusted gross profit	$23,425	$35,456	$162,958	$187,876

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
EBITDA reconciliation:
Net loss	$(220,521)	$(20,627)	$(217,751)	$(52,983)
Interest expense	9,830	9,843	39,770	22,939
Interest income	(421)	(111)	(860)	(624)
Depreciation	10,972	12,196	50,544	54,257
Amortization of intangibles	4,442	4,609	18,367	9,558
Provision (benefit) for income taxes	(2,339)	727	(3,887)	2,375

EBITDA	$(198,037)	$6,637	$(113,817)	$35,522
Impairment of property and equipment	66,200	—	66,200	45,694
Impairment of goodwill	20,273	—	20,273	12,986
Impairment of intangibles	114,804	—	114,804	19,065
Transaction and integration costs	4,183	1,418	13,047	10,327
Loss on equity method investment	—	—	—	347
(Gain) loss on revaluation of contingent liabilities (1)	(486)	(5,771)	(21,187)	3,262
Loss on sale of subsidiaries	62	15,834	15,896	—
Restructuring charges	713	3,263	3,976	—
Stock-based compensation expense	3,504	3,286	14,057	13,221
Gain (loss) on sale of property and equipment	261	(466)	(538)	(1,731)
Legal fees and settlements (2)	142	22	307	2,358

Adjusted EBITDA	$11,619	$24,223	$113,018	$141,051

(1)

Amounts relate to the revaluation of contingent liabilities associated with the Company’s recent acquisitions. The impact is included in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income (Loss).

(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Net loss	$(220,521)	$(20,627)	$(217,751)	$(52,983)
Add back:
Impairment of property and equipment	66,200	—	66,200	45,694
Impairment of goodwill	20,273	—	20,273	12,986
Impairment of intangibles	114,804	—	114,804	19,065
Interest expense	9,830	9,843	39,770	22,939
Interest income	(421)	(111)	(860)	(624)
Transaction and integration costs	4,183	1,418	13,047	10,327
Restructuring charges	713	3,263	3,976	—
Loss on sale of subsidiaries	62	15,834	15,896	—
Provision (benefit) for deferred income taxes	(1,451)	143	(4,327)	898

After-tax net operating profit (loss)	$(6,328)	$9,763	$51,028	$58,302
Total capital as of prior period-end:
Total stockholders’ equity	$606,779	$624,309	$594,823	$287,358
Total debt	400,000	400,000	435,000	242,235
Less: cash and cash equivalents	(93,321)	(16,886)	(63,615)	(17,513)

Total capital as of prior period-end:	$913,458	$1,007,423	$966,208	$512,080

Total capital as of period-end:
Total stockholders’ equity	$389,877	$606,779	$389,877	$594,823
Total debt	400,000	400,000	400,000	435,000
Less: cash and cash equivalents	(92,989)	(93,321)	(92,989)	(63,615)

Total capital as of period-end:	$696,888	$913,458	$696,888	$966,208

Average total capital	$805,173	$960,441	$831,548	$739,144

ROIC	-3%	4%	6%	8%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Reconciliation of adjusted net income (loss):
Net loss	$(220,521)	$(20,627)	$(217,751)	$(52,983)
Add back:
Impairment of property and equipment (a)	66,200	—	66,200	45,694
Impairment of goodwill (a)	20,273	—	20,273	12,986
Impairment of intangibles (a)(b)	114,804	—	114,804	19,065
Transaction and integration costs (c)	4,183	1,418	13,047	10,327
Commitment fee (d)	—	—	—	6,900
Restructuring charges	713	3,263	3,976	—
Loss on sale of subsidiaries	62	15,834	15,896	—
Less: Tax benefit from add backs	(2,467)	(4,571)	(7,038)	(1,375)

Adjusted net income (loss)	$(16,753)	$(4,683)	$9,407	$40,614
Weighted average shares
Weighted average shares outstanding for basic	29,367,436	29,361,633	29,308,107	24,411,213
and adjusted basic earnings (loss) per share
Earnings (loss) per share:
Basic loss per share	$(7.51)	$(0.70)	$(7.43)	$(2.17)
Adjusted basic earnings (loss) per share	$(0.57)	$(0.16)	$0.32	$1.66

a)

Impairment charges were due to deteriorating market conditions in the Company’s Completion Solutions segment attributed to the reduction of the need for coil tubing during the drill-out phase of the overall completions process attributed to a recent decline in exploration and production capital budgets and activity, the over-supply of coil tubing units and the introduction of dissolvable plug technology.

b)

Impairment charges were primarily due to transition of certain trade names associated with recent acquisitions to the Company’s trade names in order to better funnel and allocate resources, create a stronger identity, facilitate cross-selling and streamline and simplify communication with existing customers.

(c)

Amounts for each period presented represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with recent acquisitions, including the Company’s IPO.

(d)	Amount represents commitment fee associated with a potential bridge financing in the fourth quarter of 2018.

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) loss or gains on the sale of subsidiaries, (iv) loss or gains from the revaluation of contingent liabilities, (v) loss or gains on equity method investment, (vi) stock-based compensation expense, (vii) loss or gains on sale of property and equipment and (viii) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business and restructuring costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) interest expense (income), (iv) restructuring charges, (v) loss or gain on the sale of subsidiaries, and (vi) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in capital resource allocation decisions and in evaluating business performance.

DAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, including the commitment fee associated with a potential bridge financing in connection with an acquisition, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries and (v) the income tax impact of such adjustments. Management believes Adjusted Net Income is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

EAdjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.